Exhibit 3.2

BYLAWS

OF

CALAMOS ASSET MANAGEMENT, INC.

(a Delaware Corporation)

(referred to herein as the “Corporation”)

As adopted February 21, 2017

ARTICLE I

Stockholders

Section 1.    Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors (the “Board”), the President, any Vice President, the Secretary or the Assistant Secretary.

Section 2.    Annual Meetings. Annual meetings of stockholders shall be held on such date, at such time and at such place as shall be designated from time to time by the Board, the President, any Vice President, the Secretary or the Assistant Secretary. At each annual meeting the stockholders shall elect a Board by plurality vote and transact such other business as may be properly brought before the meeting.

Section 3.    Special Meetings. Special meetings of the stockholders may be called by the Board, the President, any Vice President, the Secretary or the Assistant Secretary.

Section 4.    Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board to each stockholder entitled to vote at the meeting at least ten (10), but not more than sixty (60), days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.

Section 5.    Quorum; Adjournments of Meetings. The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

Section 6.    Voting. At any meeting of the stockholders, every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these Bylaws, shall have one (1) vote for each such share standing in its name on the books of the Corporation. Except as otherwise required by statute, the Certificate of Incorporation or these Bylaws, all elections of directors shall be decided by a plurality of votes cast, and all other matters shall be decided by a majority of the votes cast.

Section 7.    Chairman of Meetings. The chairman of the Board or, in his absence, the President, any Vice President, the Secretary or the Assistant Secretary shall preside as chairman of a meeting of the stockholders. In the absence of the chairman of the Board, the President, any Vice President, the Secretary and the Assistant Secretary, a majority of the members of the Board present in person at such meeting may appoint any other person to act as chairman of the meeting.

Section 8.    Secretary of Meetings. The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders. In the absence of the Secretary, the Assistant Secretary of the Corporation shall act as Secretary of the meeting. In the absence of the Secretary and the Assistant Secretary, the chairman of the meeting shall appoint any other person to act as Secretary of the meeting.

Section 9.    Stockholders’ Action Without Meetings. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, if a written consent thereto is signed by a majority of the stockholders, such written consent is filed with the minutes of proceedings of the stockholders, and notice of such action is sent to all stockholders.

ARTICLE II

Board of Directors

Section 1.    Number of Directors. The number of directors, who need not be stockholders of the Corporation, shall be one (1), or as determined by the Board from time to time.

Section 2.    Vacancies. Whenever any vacancy shall occur in the Board by reason of death, resignation, removal, increase in the number of directors or otherwise, it may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, for the balance of the term or, if the Board has not filled such vacancy, it may be filled by the stockholders.

Section 3.    First Meeting. The first meeting of each newly elected Board, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

Section 4.    Regular Meetings. Regular meetings of the Board, other than the first meeting, may be held without notice at such times and places as the Board may from time to time determine.

Section 5.    Special Meetings. Special meetings of the Board may be called by order of the Board, President, any Vice President, the Secretary or the Assistant Secretary. Notice of the

time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least two (2) days before the meeting or by telephoning, emailing or delivering personally the same at least twenty-four (24) hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these Bylaws, any and all business may be transacted at any special meeting of the Board.

Section 6.    Place of Conference Call Meeting. Any meeting at which one (1) or more of the members of the Board or of a committee designated by the Board shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one (1) member is at such place while participating in the meeting.

Section 7.    Organization. Every meeting of the Board shall be presided over by the chairman of the Board, or, in his absence, the President or any Vice President. In the absence of the chairman of the Board, the President and any Vice President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the Corporation, or in his absence the Assistant Secretary of the Corporation, shall act as Secretary of the meeting but, in his absence and the absence of the Assistant Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

Section 8.    Quorum; Vote. A majority of the directors then in office shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these Bylaws, all matters coming before any meeting of the Board shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

Section 9.    Removal of Directors. Any one (1) or more of the directors shall be subject to removal with or without cause at any time by the stockholders.

Section 10.    Committees. Except as otherwise required by statute, the Certificate of Incorporation or these Bylaws, the Board may, by resolution passed by a majority of the Board, designate one (1) or more committees, each committee to consist of two (2) or more directors. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meetings and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 11.    Directors’ Action Without Meetings. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all of the members of the Board or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

ARTICLE III

Officers

Section 1.    General. The Board shall elect the officers of the Corporation, which may include a President, a Secretary, a Treasurer and such other or additional officers (including, without limitation, one (1) or more Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board may designate. Any individual may be elected to, and may hold, more than one office of the Corporation.

Section 2.    Term of Office; Removal and Vacancy. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer shall be subject to removal with or without cause at any time by the Board. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board.

Section 3.    President. The President shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject however to the right of the Board to confer specified powers on officers and subject generally to the direction of the Board.

Section 4.    Treasurer. The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as the Treasurer and of the financial condition of the Corporation and shall perform all other duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him or her by the President.

Section 5.    Vice President. Each Vice President shall have such powers and duties as generally pertain to the office of Vice President and as the Board or the President may from time to time prescribe. During the absence of the President or his inability to act, the Vice President, or if there shall be more than one Vice President, then that one designated by the Board, shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board.

Section 6.    Secretary. The Secretary shall keep the minutes of all meetings of stockholders and of the Board. He or she shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, and those that may otherwise from time to time be assigned to him or her, subject to the direction of the Board.

Section 7.    Assistant Secretary. Any Assistant Secretary shall perform such duties and possess such powers as the Board, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.

Section 8.    Other Officers. Each other officer of the Corporation shall exercise the powers and shall perform the duties incident to his or her office, subject to the direction of the Board.

Section 9.    Power to Vote Stock. Unless otherwise ordered by the Board, the President, any Vice President, the Treasurer, the Secretary and any Assistant Secretary each shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any Corporation in which this Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board, from time to time, may confer like powers upon any other person or persons.

ARTICLE IV

Capital Stock

Section 1.    Certificates of Stock. Certificates for stock of the Corporation shall be in such form as the Board may from time to time prescribe and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

Section 2.    Transfer of Stock. Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

Section 3.    Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4.    Lost, Stolen, Destroyed or Mutilated Certificates. The Corporation may issue a new certificate of stock to replace a certificate alleged to have been lost, stolen, destroyed or mutilated upon such terms and conditions as the Board may from time to time prescribe.

ARTICLE V

Miscellaneous

Section 1.    Corporate Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year and the state of incorporation.

Section 2.    Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December unless otherwise determined by the Board.

Section 3.    Waiver of Notice. Whenever notice is required by the Certificate of Incorporation, the Bylaws, or as otherwise provided by law, a written waiver thereof, signed by the person entitled to notice, shall be deemed equivalent to notice, whether before or after the time required for such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

ARTICLE VI

Indemnification and Insurance

Section 1.    Indemnification

(a)    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article VI, Sections l(a) and (b) of these Bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under Article VI, Sections l(a) and (b) of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Article VI, Sections l(a) and (b) of these Bylaws. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

(e)    Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article VI. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)    For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(h)    For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

(i)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 2.    Insurance for Indemnification

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law of the State of Delaware.

ARTICLE VII

Amendment

The Board shall have the power to adopt, amend or repeal these Bylaws, subject to the power of the stockholders to adopt Bylaws and to amend or repeal Bylaws adopted by the Board.

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